UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2004

CITIZENS BANCORP

(Exact name of registrant as specified in its charter)

Oregon
(State or other jurisdiction of incorporation)

0-23277	91-1841688
(Commission File Number)	(IRS Employer Identification No.)

275 SW Third Street, Corvallis, OR	97339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including are code: (541) 752-5161

N/A
(Former name of former address, if changed since last report)

Item 5. Other Events.

     On July 8, 2004, Citizens Bancorp, the holding company of Citizens Bank, announced the sale of Citizens Bank’s bank branch in Veneta, Oregon to Siuslaw Bank. Citizens Bank and Siuslaw Bank have entered into a definitive agreement to transfer the banking assets, loan portfolio and deposits held in this branch to Siuslaw Bank. When the sale is complete, the Veneta branch will become a branch of Siuslaw Bank, and customer accounts and deposits will be accounts and deposits of Siuslaw Bank. The sale, which is subject to state and federal regulatory approval, should be complete on or before September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1

Item 7. Exhibits.

     (c) Exhibits

     99.1 Press Release dated July 8, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2004	/s/ William V. Humphreys
William V. Humphreys,
President and Chief Executive, Citizens Bancorp

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated July 8, 2004.